UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 21, 2011

BIOLOG, INC.
(Exact name of registrant as specified in its charter)

Utah	000-53696	87-0279370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Parker Avenue Liverpool, NY	13088
(Address of principal executive offices)	(Zip Code)

(315) 560-5505
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Officers

On February 21, 2011, Amanda Godin resigned from her position as President of Biolog, Inc. (the “Company”), effective as of 5:00 PM New York time on February 21, 2011.  Her resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  A copy of Ms. Godin’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

On February 21, 2011, the Board of Directors of the Company (the “Board”) agreed by unanimous written consent to appoint Joseph C. Passalaqua as President of the Company, effective as of 5:01 PM New York time on February 21, 2011.

Mr. Passalaqua is President of Plantation Lifecare Developers, Inc. since February of 2009. He also serves as President, Treasurer and member of the Board of Directors of Hardwired, Inc. since October 2010.  In addition, he is the sole owner of Greenwich Holdings, LLC.  Prior, Mr. Passalaqua owned Laqua’s Chevrolet franchise and Laqua’s 481 Pontiac, Buick, GMC Truck Center dealerships until July 2008.  He was the Secretary of Digital Utilities Ventures, Inc. from March 2009 through July 2010 and President of 3eee, Inc. from March 2006 until May 2008.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

17.1	Resignation letter of Amanda Godin dated as of February 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2011	By:	/s/ Garry McHenry
	Name:	Garry McHenry
	Title:	Chief Financial Officer and Secretary